CONSENT OF EXPERT

The undersigned hereby consents to the use of my name and references to, excerpts from, and summaries of the Technical Report titled "Silver Sand Deposit Mineral Resource Report (Amended)" dated June 3, 2020 (effective date January 16, 2020) prepared for New Pacific Metals Corp. (the "Company") in the Company's Form F-10 Registration Statement being filed with the United States Securities and Exchange Commission, and any amendments thereto, and the documents incorporated by reference therein.

Dated: July 14, 2021

/s/ Dinara Nussipakynova
Dinara Nussipakynova, P.Geo., B.Sc., M.Sc.